Skillz Announces Q4 2021 and FY 2021 Results

- Fourth Quarter Revenue of $109 million, Up 61% Year-Over-Year

- Company to Leverage Foundation Built in 2021 to Increase Profitable Growth in 2022

SAN FRANCISCO – February 23, 2022 – Skillz Inc. (NYSE: SKLZ) (“Skillz” or the “Company”), the leading mobile games platform bringing fun and fair competition to players worldwide, today announced financial results for the fourth quarter ending December 31, 2021, and initiated full year revenue guidance for 2022.

“Last year, we made substantial investments in our infrastructure necessary to build the competition layer of the Internet,” said Skillz CEO Andrew Paradise. “We are now entering a new phase, where we will shift focus to profitable growth through improving marketing efficiency, and deploying fewer but more impactful product features.”

Q4 Financial Highlights
•Revenue grew 61% on a year-over-year basis to $108.8 million.
•Gross Profit grew 56% on a year-over-year basis to $100.4 million.
•Net Loss increased to $99.0 million from $67.0 million in the prior year period.
•Paying Monthly Active Users (PMAU) increased 56% year-over-year to 0.61 million.
•Average Revenue Per Paying User (ARPPU) was up 3% year-over-year to $59.

Full-Year Financial Highlights
•Revenue grew 67% on a year-over-year basis to $384.1 million, but fell 1% short of its full year revenue guidance of $389.0 million.
•Gross Profit grew 65% to $359.4 million from $217.8 million in the prior year period.
•Net Loss increased to $181.4 million from $145.5 million in the prior year period.
•As of December 31, 2021 the Company had $743 million of cash, cash equivalents, and marketable securities and $300 million of debt.

Financial Outlook
The Company is initiating its 2022 revenue guidance at $400 million. Our guidance is based on an estimated reduction in engagement marketing as a percentage of revenue of approximately 10 percentage points, when compared with engagement marketing as a percentage of revenue of 49% in 2021. This implies our Revenue after Engagement Marketing (RAEM) will be $245 million, representing 24% year-over-year growth. Based on that revenue guidance, we expect to achieve an Adjusted EBITDA margin improvement of approximately 10 percentage points when compared with Adjusted EBITDA margin of (47%) in 2021. We expect to exit 2022 with a Q4 year-over-year RAEM growth rate above 30% and a Q4 Adjusted EBITDA margin better than (30)%.

Investor Conference Call
Skillz posted a stockholder letter today discussing the fourth quarter results on its investor relations website at http://investors.skillz.com. A live question and answer conference call and audio webcast with analysts and investors will begin at 5:30pm Eastern Time (ET).

The Q&A conference call can be accessed by registering online for the Skillz Webcast, at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and enter their passcode and ID, upon which they will enter the conference call. Access to a live audio-webcast of the discussion in listen-only mode will be available at https://investors.skillz.com.

A replay of the webcast will be archived on the Company’s investor relations website. An audio replay of the Q&A conference call will be available through March 2, 2022 and can be accessed by dialing 1-866-813-9403 (US) or +44-204-525-0658 (international) and entering the passcode 241213.

About Skillz Inc.
Skillz is the leading mobile games platform that connects players in fair, fun, and meaningful competition. The Skillz platform helps developers build multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual esports tournaments for millions of mobile players worldwide, and distributes millions in prizes each month. Skillz has earned recognition as one of Fast Company’s Most Innovative Companies, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, and the #1 fastest-growing company in America on the Inc. 5000. www.skillz.com

Use of Non-GAAP Financial Measures
In this press release, the Company includes Adjusted EBITDA and RAEM, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. The Company’s management believes that RAEM is a useful measure to enable investors to better measure the Company’s progress in optimizing engagement marketing and the core growth rate of our business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA and RAEM are not intended to be substitutes for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Further, Non-GAAP Operating Expenses are not intended to be a substitute for GAAP Operating Expenses or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

The Company defines and calculates Adjusted EBITDA as net income (loss) before interest, other non-operating expense or income, (benefit) provision for income taxes, and depreciation and amortization, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities (including derivatives) associated with debt and equity transactions, impairment charges, acquisition related expenses for transaction costs and certain loss contingency accruals. The Company defines and calculates RAEM based on the Company’s consolidated revenue less engagement marketing expenses included in sales and marketing expense. The Company defines and calculates Non-GAAP Operating Expenses as GAAP Operating Expenses adjusted for stock-based compensation, one-time transaction expenses and other special items determined by management, including, but not limited to impairment charges, acquisition-related expenses for transactions costs and certain loss contingency accruals, as they are not indicative of business operations.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of Skillz to: effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers that develop and update all of the games hosted on Skillz’s platform; comply with laws and regulations applicable to its business; and as well as other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Source: Skillz Inc.

Contacts:
Investors: ir@skillz.com
Media: press@skillz.com

Skillz Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except for number of shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$108,849	$67,723	$384,089	$230,115
Costs and expenses:
Cost of revenue	8,422	3,475	24,711	12,281
Research and development	15,433	9,972	46,017	23,225
Sales and marketing	155,080	79,560	465,457	251,941
General and administrative	33,934	17,953	135,026	42,289
Total costs and expenses	212,869	110,960	671,211	329,736
Loss from operations	(104,020)	(43,237)	(287,122)	(99,621)
Interest expense, net	(1,086)	(28)	(1,222)	(1,325)
Change in fair value of common stock warrant liabilities	6,024	(23,049)	87,922	(23,049)
Other income (expense), net	(59)	(651)	49	(21,400)
Loss before income taxes	(99,141)	(66,965)	(200,373)	(145,395)
(Benefit) provision for income taxes	(170)	15	(18,996)	115
Net loss	$(98,971)	$(66,980)	$(181,377)	$(145,510)
Net loss per share attributable to common stockholders – basic	$(0.25)	$(0.22)	$(0.47)	$(0.49)
Weighted average common shares outstanding – basic	399,980,596	311,259,678	384,625,249	294,549,146

Net loss attributable to common stockholders – diluted	$(98,971)	$(66,980)	$(269,299)	$(145,510)
Net loss per share attributable to common stockholders – diluted	$(0.25)	$(0.22)	$(0.69)	$(0.49)
Weighted average common shares outstanding – diluted	399,980,596	311,259,678	388,549,673	294,549,146

Other comprehensive loss:
Change in unrealized loss on available-for-sale investments, net of tax	(248)	—	(248)	—
Total other comprehensive loss:	(248)	—	(248)	—
Comprehensive loss:	$(99,219)	$(66,980)	$(181,625)	$(145,510)

Skillz Inc.
Consolidated Balance Sheets
(in thousands, except for number of shares and par value per share amounts)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$241,332	$262,728
Marketable securities, current	319,055	—
Accounts receivable, net	13,497	—
Prepaid expenses and other current assets	16,704	10,491
Total current assets	590,588	273,219
Property and equipment, net	9,988	5,292
Operating lease right-of-use assets, net	14,511	—
Marketable securities, non-current	182,629	—
Non-marketable equity securities	55,649	—
Intangible assets, net	79,137	—
Goodwill	86,845	—
Other long-term assets	3,478	3,910
Total assets	$1,022,825	$282,421
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,753	$22,039
Accrued professional fees	250	5,699
Operating lease liabilities, current	2,110	—
Other current liabilities	64,719	19,618
Total current liabilities	86,832	47,356
Operating lease liabilities, non-current	13,567	—
Long-term common stock warrant liabilities	6,293	178,232
Long-term debt, non-current	278,889	—
Other long-term liabilities	13,544	46
Total liabilities	399,125	225,634
Commitments and contingencies
Stockholders’ equity:
Preferred stock $0.0001 par value; 10 million shares authorized — 0 issued and outstanding as of December 31, 2021 and 2020	—	—
Common stock $0.0001 par value; 625 million shares authorized; Class A common stock – 500 million shares authorized; 340 million and 292 million shares issued and outstanding as of December 31, 2021 and 2020, respectively; Class B common stock – 125 million shares authorized; 69 million and 78 million shares issued and outstanding as of December 31, 2021 and 2020, respectively	40	37
Additional paid-in capital	1,043,600	295,065
Accumulated other comprehensive loss	(248)	—
Accumulated deficit	(419,692)	(238,315)
Total stockholders’ equity	623,700	56,787
Total liabilities and stockholders’ equity	$1,022,825	$282,421

Skillz Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2021	2020
Operating Activities
Net loss	$(181,377)	$(145,510)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,133	1,609
Stock-based compensation	60,331	23,757
Accretion of unamortized debt discount and amortization of debt issuance costs	149	558
Fair value adjustment of derivatives	—	21,463
Impairment charge	634	3,573
Deferred income taxes	(19,233)	—
Change in fair value of common stock warrant liabilities	(87,922)	23,049
Changes in operating assets and liabilities:
Accounts receivable, net	203	—
Prepaid expenses and other assets	(6,284)	(7,505)
Operating lease right-of-use assets	(14,511)	—
Accounts payable	6,261	10,729
Accrued professional fees	(3,739)	—
Loss contingency accrual	11,557	—
Operating lease liabilities	15,677	—
Other accruals and liabilities	26,967	12,045
Net cash used in operating activities	(180,154)	(56,232)
Investing Activities
Purchases of property and equipment, including internal-use software	(3,236)	(3,246)
Investment in non-marketable equity securities	(54,769)	—
Purchases of marketable securities	(504,032)	—
Proceeds from sales of marketable securities	2,100	—
Business combination, net of cash acquired	(83,987)	—
Net cash used in investing activities	(643,924)	(3,246)
Financing Activities
Payments of finance lease obligations	(1,582)	—
Borrowings under debt agreements, net of issuance costs	280,897	—
Payments for debt issuance costs	(4)	(201)
Payments under debt agreements	—	(10,000)
Proceeds from issuance of common stock in follow-on offering, net of underwriting commissions, and offering costs	402,139	—
Net cash contributions from Business Combination and PIPE Financing	—	246,484
Payments made towards offering costs	(13,222)	(1,993)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	76,617
Net proceeds from exercise of stock options and issuance of common stock	3,883	1,243
Proceeds from exercise of common stock warrants, net of redemptions	130,571	382
Taxes paid related to net share settlement of equity awards	—	(13,404)
Payments made to repurchase common stock	—	(1,339)
Payments for redemption of preferred stock	—	(1,211)
Net cash provided by financing activities	$802,682	$296,578
Net change in cash, cash equivalents and restricted cash	(21,396)	237,100
Cash, cash equivalents and restricted cash – beginning of year	265,648	28,548
Cash, cash equivalents and restricted cash – end of year	$244,252	$265,648

Skillz Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net loss	$(98,971)	$(66,980)	$(181,377)	$(145,510)
Interest expense, net	1,086	28	1,222	1,325
Stock-based compensation	17,800	14,192	60,331	23,757
Change in fair value of common stock warrant liabilities	(6,024)	23,049	(87,922)	23,049
(Benefit) provision for income taxes	(170)	15	(18,996)	115
Depreciation and amortization	5,040	517	11,133	1,609
Other (income) expense, net(1)	59	651	(49)	21,400
Impairment charge (2)	—	—	—	3,395
Acquisition related expenses(3)	1,113	—	7,152	—
Loss contingency accrual(4)	—	—	11,557	—
One-time nonrecurring expenses (5) (6)	2,196	4,747	14,630	4,747
Adjusted EBITDA	$(77,871)	$(23,781)	$(182,319)	$(66,113)

(1)For the year ended 2020, other non-operating costs (income) is primarily attributed to a $21.7 million adjustment to the fair value of the redeemable convertible Series E preferred stock forward contract liability.
(2)For the year ended 2020, this represents an impairment charge of a lease deposit and prepayment in connection with a lease agreement related to our new corporate facilities in San Francisco.
(3)For the year ended 2021, this represents acquisition related expenses for our Aarki acquisition.
(4)For the year ended 2021, this represents a loss contingency accrual related to a litigation matter relating to a former employee.
(5)For the year ended 2021, amounts represent one-time nonrecurring expenses related to the follow-on offering and executive severance expense.
(6)For the year ended 2020, amounts represent one-time transaction expenses related to the business combination with Flying Eagle Acquisition Corp.

Skillz Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021		2020	2021	2020
Research and development	$15,433		$9,972	$46,017	$23,225
Less: stock-based compensation	(2,179)		(4,566)	(7,416)	(6,110)
Less: one-time nonrecurring expenses(1)	(138)		(475)	(554)	(475)
Non-GAAP research and development	$13,116		$4,931	$38,047	$16,640

Sales and marketing	$155,080		$79,560	$465,457	$251,941
Less: stock-based compensation	(2,745)		(2,963)	(8,770)	(4,505)
Less: one-time nonrecurring expenses(1)	(130)		(237)	(525)	(237)
Non-GAAP sales and marketing	$152,205		$76,360	$456,162	$247,199

General and administrative	$33,934		$17,953	$135,026	$42,289
Less: stock-based compensation	(12,876)		(6,663)	(44,145)	(13,142)
Less: impairment charges (2)	—		—	—	(3,395)
Less: loss contingency accrual(4)	—		—	(11,557)	—
Less: acquisition related expenses(3)	(1,113)		—	(7,152)	—
Less: one-time nonrecurring expenses(1)	(1,928)		(4,035)	(13,551)	(4,035)
Non-GAAP general and administrative	$18,017	—	$7,255	$58,621	$21,717

(1) For the year ended 2021, amounts represent one-time nonrecurring expenses related to the follow-on offering and executive severance expense.

(2) For the year ended 2020, amount represents an impairment charge of a lease deposit and prepayment in connection with a lease agreement related to our facilities in San Francisco.

(3) For the year ended 2021, amounts represent acquisition related expenses for our Aarki acquisition.

(4) For the year ended 2021, amounts represent a loss contingency accrual related to a litigation matter relating to a former employee.

Skillz Inc.
Reconciliation of GAAP to Non-GAAP Revenue
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$108,849	$67,723	$384,089	$230,115
Less: Sales and marketing - engagement marketing	56,683	32,634	187,596	99,814
Revenue after engagement marketing(1)	$52,166	$35,089	$196,493	$130,301

(1) “Revenue After Engagement Marketing” or “RAEM” means the consolidated revenue less engagement marketing expenses included in sales and marketing expense.

Skillz Inc.
Supplemental Financial Information
(in millions, except ARPU and ARPPU)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Monthly active users (“MAUs”)(1)	3.7	2.4	3.0	2.6
Average revenue per user (“ARPU”)(2)	$9.80	$9.40	$10.90	$7.50
Paying monthly active users (“PMAUs”)(3)	0.61	0.39	0.51	0.32
Average revenue per paying user (“ARPPU”)(4)	$59.30	$57.80	$62.40	$59.20
Gross marketplace volume (“GMV”)(5)	$650	$463	$2,436	$1,592
Revenue after engagement marketing (“RAEM”)(6}	$52	$35	$196	$130

(1) “Monthly Active Users” or “MAUs” means the number of end-users who entered into a paid or free contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(2) “Average Revenue Per Monthly Active User” or “ARPU” means the average revenue in a given month divided by MAUs in that month, averaged over the period.

(3) “Paying Monthly Active Users” or “PMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(4) “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by Paying MAUs in that month, averaged over the period.

(5) “GMV” or “Gross Marketplace Volume” means the total entry fees paid by users for contests hosted on Skillz’s platform. Total entry fees include entry fees paid by end-users using cash deposits, prior cash winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.

(6) “Revenue After Engagement Marketing” or “RAEM” means the consolidated revenue less engagement marketing expenses included in sales and marketing expense.